Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 (Amendment No. 2) of our report dated April 23, 2026, except for Note 2 and 10 as to which the date is June 22, 2026, with respect to the audited consolidated financial statements of Quetta Acquisition Corporation for the years ended December 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 21, 2026